As filed with the Securities and Exchange Commission on June 18, 2008

Registration No. 333-36363

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADMINISTAFF, INC.
(Exact name of registrant as specified in its charter)

Delaware	76-0479645
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339-3802

(Address of principal executive offices and zip code)

ADMINISTAFF, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Daniel D. Herink
Senior Vice President of Legal, General Counsel and Secretary
Administaff, Inc.
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802
(281) 358-8986

(Name, address and telephone number, including area code, of agent for service)

copy to:

Kelly B. Rose
Baker Botts L.L.P.
910 Louisiana
Houston, Texas 77002
(713) 229-1796

EXPLANATORY NOTE

This Post-Effective Amendment on Form S-8 relates to the Registration Statement on Form S-8 (Registration No. 333-36363) of Administaff, Inc. (the “Company”) filed September 25, 1997. The Registration Statement registered 200,000 shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”), which were to be offered and sold pursuant the Administaff, Inc. 1997 Employee Stock Purchase Plan (the “1997 Plan”). No future awards will be made under the 1997 Plan. In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, this Post-Effective Amendment is being filed to remove from registration all of the Shares not heretofore sold pursuant to the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Shares.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kingwood, State of Texas, on June 18, 2008.

ADMINISTAFF, INC.

By:	/s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President of Legal, General Counsel and Secretary

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